Exhibit 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)
REGIONS BANK
(Exact name of trustee as specified in its charter)

An Alabama Banking Corporation	63-0371319
(Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Regions Bank
Corporate Trust Department
1901 6th Avenue North, 28th Floor
Birmingham, Alabama 35203
(Address of principal executive offices)
Caroline Oakes
Senior Vice President & State Manager
Regions Bank, Corporate Trust Services
315 Deaderick Street, 4th Floor
Nashville, Tennessee 37237
(615) 770-4354
(Name, address and telephone number of agent for service)

Healthcare Realty Trust Incorporated
(Exact name of obligor as specified in its charter)

Maryland	62-1507028
(Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3310 West End Avenue
Seventh Floor
Nashville, Tennessee 37203
(615) 269-8175

6.50% Senior Notes due 2017
(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of Atlanta, 1000 Peachtree Street NE, Atlanta, Georgia 30309-4470

Alabama State Banking Department, P.O. Box 4600, Montgomery, Alabama 36103-4600

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
No responses are included for Items 3-15 of this Form T-1 because to the best of the Trustee’s knowledge, the obligor is not in default as provided under Item 13.
Item 16. List of Exhibits.

Exhibit 1(a).	Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1 to Form T-1, Registration No. 22-21909).

Exhibit 1(b)	Articles of Amendment to Restated Articles of Incorporation of the Trustee. (incorporated by reference to Exhibit 1(b) to Form T-1, filed in connection with the Current Report on Form 8-K of BellSouth Telecommunications, Inc. dated October 9, 1997).

Exhibit 1(c)	Articles of Amendment to Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1(c) to Form T-1, filed as Exhibit 25 to the Form S-3/A of BellSouth Telecommunications, Inc. filed with the Commission on August 17, 2004).

Exhibit 2.	Not applicable.

Exhibit 3.	Authorization of the Trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to Form T-1, Registration No. 22-21909).

Exhibit 4.	Bylaws of the Trustee (incorporated by reference to Exhibit 4 to Form T-1, Registration No. 33-60351).

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, an Alabama banking corporation, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville and State of Tennessee on the 3rd day of December 2009.

REGIONS BANK
By:	/s/ Caroline Oakes
	Name:	Caroline Oakes
	Title:	Senior Vice President

Exhibit 6 to Form T-1
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, Regions Bank, hereby consents that reports of examination of Regions Bank by Federal, State, Territorial or District regulatory authorities may be furnished by such regulatory authorities to the Securities and Exchange Commission upon request therefor.
Dated: December 3, 2009

REGIONS BANK
By:	/s/ Caroline Oakes
Caroline Oakes
Senior Vice President

Exhibit 7 to Form T-1
Regions Bank
Statement of Financial Condition
As of 9/30/2009
(Dollar Amounts in Thousands)

09/30/2009
Assets
Cash and Due from Depository Institutions	$7,973,788
Securities	20,069,947
Federal Funds	8,230
Loans and Lease Financing Receivables	91,644,155
Fixed Assets	2,642,181
Intangible Assets	5,066,861
Other Assets	8,189,278

TOTAL ASSETS	$135,594,440

Liabilities
Deposits	98,518,797
Federal Funds	2,104,826
Treasury Demand Notes	0
Trading Liabilities	473,746
Other Borrowed Money	13,483,958
Acceptances	0
Subordinated Notes and Debentures	2,257,918
Other Liabilities	2,065,949

TOTAL LIABILITIES	$118,905,194

Equity
Minority Interest in Subsidiaries	301,810
Common and Preferred Stock	103
Surplus	20,238,801
Retained Earnings	(3,851,468)

TOTAL EQUITY CAPITAL	$16,689,246

TOTAL LIABILITIES AND EQUITY CAPITAL	$135,594,440
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

REGIONS BANK
By:	/s/ Caroline Oakes
Caroline Oakes
Senior Vice President

       Date: December 3, 2009